                                                                      EXHIBIT 21

                         COMPUTER SCIENCES CORPORATION
          EXHIBIT XXI, Significant Active Subsidiaries and Affiliates
                             As of March 29, 1996

                                                               State or
                                                              Country of                    Percent of
            Entity                                             Formation                    Ownership
- -------------------------------------------------------     --------------               ---------------
Computer Sciences Corporation                                   Nevada                      Registrant
- - Aerospace Center Support (Partnership)                     Tennessee                            55.0
- - Artemis Holdings Inc.                                         Nevada                           100.0
   - CSC Artemis Inc.                                         California                         100.0
   - Artemis International Limited                          United Kingdom                        55.0
 - Autec Range Services (Partnership)                          Florida                            50.0
 - Calva Realty Corporation                                     Nevada                           100.0
 - Century Corporation                                          Nevada                           100.0
    - CSC Credit Services, Inc.                                 Texas                            100.0
       - CSC Enterprises, Inc.                                  Nevada                           100.0
        - CSC Enterprises (Partnership)                        Delaware                           97.1
         - CSC Accounts Management, Inc.                        Texas                            100.0
          - Credit Bureau of Tulsa, Inc.                       Oklahoma                          100.0
          - CSC Credit Services, Inc.                         California                         100.0
         - CSC Domestic Enterprises, Inc.                       Nevada                           100.0
          - CSC Intelicom, Inc.                                Delaware                          100.0
          - CSC Outsourcing Inc.                                Nevada                           100.0
          - CSC Professional Services Group, Inc.              Maryland                          100.0
         - CSC Foreign Enterprises, Inc.                        Nevada                           100.0
          - CSC Computer Sciences S.A.                          France                           100.0
          - CSC Ouroumoff Consultants S.A.                      France                           100.0
 - Computer Sciences Raytheon (Partnership)                    Florida                            60.0
 - CSC Healthcare Systems, Inc.                               California                         100.0
 - CSC Geographic Technologies, Inc.                            Nevada                           100.0
 - CSC International Systems Management, Inc.                   Nevada                           100.0
 - CSC Logic, Inc.                                              Texas                            100.0
 - CSC Consulting, Inc.                                      Massachusetts                       100.0
  - CSC Weston Group, Inc.                                      Nevada                           100.0
  - CSC Planmetrics, Inc.                                       Nevada                           100.0
 - CSC Ventures, Inc.                                           Nevada                           100.0
 - Fairfax Ventures, Inc.                                       Nevada                           100.0
 - Computer Sciences Canada Inc.                                Canada                           100.0
 - CSC Australia Pty. Limited                                 Australia                          100.0
 - CSC Computer Sciences GmbH                                  Germany                           100.0
  - CSC Computer Sciences Services Management GmbH             Germany                           100.0
  - CSC Ploenzke AG                                            Germany                            75.0
 - CSC Computer Sciences N.V./S.A.                             Belgium                           100.0
  - Experteam S.A./N.V.                                        Belgium                            60.0
  - Medical Business Channel                                   Belgium                           100.0
 - CSC Computer Sciences B.V.                                Netherlands                         100.0
  - CSC Services Management B.V.                             Netherlands                         100.0
 - CSC Computer Sciences VOF/SNC (Partnership)                 Belgium                           100.0
 - CSC Consulting Ltd                                       United Kingdom                       100.0
  - CSC Index Limited                                       United Kingdom                       100.0
  - CSC Computer Sciences Limited                           United Kingdom                       100.0